SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2005
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HARKEN ENERGY CORPORATION
(Exact Name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	1-10262 (Commission File Number)	95-2841597 (IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas (Address of Principal Executive Offices)	76092 (Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On September 16, 2005, Harken Energy Corporation (the “Company" or "Harken”) announced that Lyford Investment Enterprises, Ltd (“Lyford”) exercised warrants to purchase 7,000,000 Global Energy Development, PLC (“Global”) ordinary shares held by Harken. The transaction raised approximately $6.3 in new capital for Harken Energy.

As a result of Lyford’s exercise of warrants, Harken now holds 11,975,641 ordinary shares, representing 34.09% of the Global’s issued share capital, and Lyford holds 7,000,000 ordinary shares, representing 19.93% of the Global’s issued share capital. There are no further warrants outstanding with respect to Global’s ordinary shares.

Additional information is contained in the Company’s press release, issued September 16, 2005, filed as Exhibit 99.1 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

Exhibit Number	Description
99.1	Press Release issued by Harken Energy Corporation September 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation
(Registrant)

Date: September 16, 2005	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Harken Energy Corporation on September 16, 2005